Exhibit 99.2

For Immediate Release

AuthentiDate Holding Corp. Announces
Expansion of Board of Directors;
Seeks Two New Independent Directors
Fiscal Year Change Also Delayed

Schenectady, NY–October 29, 2004–AuthentiDate Holding Corp. (NASDAQ: ADAT) today announced that the Company has decided to expand the Board of Directors to nine members and add two new independent directors. The new nominees will stand for election at the next annual meeting of shareholders, tentatively scheduled for January 20, 2005.

The Nominating and Corporate Governance Committee of the Board of Directors has agreed to retain an independent international executive search firm to assist in the selection and recommendation of candidates to the Board. In addition, the Committee will consider qualified candidates recommended by the Company’s shareholders. Three candidates recommended by shareholders are currently under consideration and the Committee intends to consider several additional candidates before making its recommendation.

The Company further stated that the Board is seeking one candidate with technical expertise in Authentidate’s area of business and one candidate with accounting expertise and a willingness to serve as the Chairman of Authentidate’s Audit Committee.

The Board’s determination was made in conjunction with the appointment of Suren Pai, the Company’s new President and Chief Executive Officer, to the Board and the adoption of new corporate governance principles. John Botti, who has served as Authentidate’s President, Chief Executive Officer and Chairman, will continue to serve as Chairman of the Board. The Board’s decision to increase the size of the Board for the purpose of electing two additional independent directors will ensure that the Board will have a substantial majority of independent directors who will be able to effectively oversee the Company’s operations and compliance with the new corporate governance principles.

On an unrelated matter, the Company also announced that it has determined to temporarily delay the change in Authentidate’s fiscal year end from June 30 to a calendar year end. Earlier this year, Authentidate announced that it would change its fiscal year to a calendar year commencing with the year ending December 31, 2005.

About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells proprietary document imaging software that includes the AuthentiDate technology. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical offers an electronic form processing solution and utilizes the AuthentiDate technology to prove the authenticity of the content represented in completed healthcare forms.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Investor Contact:	John A. Stiles
John A. Stiles & Associates, L.L.C.
314-994-0560

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